As filed with the Securities and Exchange Commission on May 9, 2017
Registration No. 333-192460

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _____________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
 _____________________
LGI Homes, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	46-3088013 (I.R.S. Employer Identification No.)
1450 Lake Robbins Drive, Suite 430 The Woodlands, Texas (Address of Principal Executive Offices)	77380 (Zip Code)
__________________________

LGI Homes, Inc. 2013 Equity Incentive Plan
(Full title of the plan)
__________________________

Charles Merdian
Chief Financial Officer
LGI Homes, Inc.
1450 Lake Robbins Drive, Suite 430
The Woodlands, Texas 77380
(Name and address of agent for service)
 (281) 362-8998
(Telephone number, including area code, of agent for service)
__________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the     Securities Act.    ☑
__________________________

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 to LGI Homes, Inc.’s (the “Registrant”) Registration Statement on Form S-8 (Registration No. 333-192460) (the “Registration Statement”) is being filed to terminate the effectiveness of the Registration Statement and to deregister all unsold securities reserved for issuance and registered for sale under the LGI Homes, Inc. 2013 Equity Incentive Plan (the “Plan”). On May 4, 2017, the Registrant’s stockholders approved the Amended and Restated LGI Homes, Inc. 2013 Equity Incentive Plan which amends and restates in its entirety the Plan. Securities are no longer offered under the Registration Statement. The Registrant is filing this Post-Effective Amendment in accordance with the undertaking in the Registration Statement to terminate the effectiveness of the Registration Statement and to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Woodlands, Texas, on the 9th day of May, 2017.

LGI Homes, Inc.

By: /s/ Eric Lipar
Name: Eric Lipar
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the 9th day of May, 2017.

Signature	Title
/s/ Eric T. Lipar	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
Eric T. Lipar
/s/ Charles Merdian	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Charles Merdian
/s/ Ryan Edone	Director
Ryan Edone
/s/ Duncan Gage	Director
Duncan Gage
/s/ Bryan Sansbury	Director
Bryan Sansbury
/s/ Steven Smith	Director
Steven Smith
/s/ Rob Vahradian	Director
Rob Vahradian